SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 15, 2003

Washington Mutual, Inc.

(Exact name of registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Third Avenue, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 461-2000

(Registrant’s telephone number, including area code)

ITEM 9.    Regulation FD Disclosure.

This information, furnished under Item 9. Regulation FD Disclosure, is also intended to be furnished under Item 12. Results of Operations and Financial Condition, in accordance with SEC Release No. 33-8216.

On July 15, 2003, Washington Mutual, Inc. issued a press release reporting its results of operations for the second quarter ended June 30, 2003.

July 15, 2003

FOR IMMEDIATE RELEASE

Washington Mutual Announces Record Earnings;

Company Delivers Second Consecutive $1 Billion Quarter

Board of Directors Increases Cash Dividend by 33 Percent

SEATTLE — Washington Mutual, Inc. (NYSE: WM) today announced record earnings of $1.02 billion, or $1.10 per diluted share, for the quarter ended June 30, 2003, up 9 percent on a per share basis from $990 million, or $1.01 per diluted share for the same period a year ago.

Based on the company’s continued strong operating fundamentals, financial performance and capital generating ability, Washington Mutual’s Board of Directors declared a cash dividend of 40 cents per share on the company’s common stock, up 33 percent or 10 cents from 30 cents per share in the previous quarter. The company has now increased its cash dividend for 32 consecutive quarters.

“The board’s decision to significantly increase the cash dividend reflects the overall strength of our business and capital position as well as management’s continued commitment to creating shareholder value,” said Kerry Killinger, the company’s chairman, president and CEO. “In addition, the recent reduction in the tax rate on dividend income allows us to more efficiently return capital to our shareholders.”

Killinger emphasized that in addition to the higher dividend payout, the company is maintaining its stated growth targets.

Additional highlights of the recently completed quarter included:

•	Record loan volume of $120.32 billion, up 108 percent from the second quarter of 2002 and 13 percent higher than the first quarter of 2003;

•	Home equity loans and lines of credit and multi-family loan volume increased by 30 percent from the first quarter of 2003 to $9.46 billion and 80 percent from the second quarter of 2002’s $5.27 billion;

•	Continued growth in retail checking accounts, one of the company’s key relationship-building products, which increased by more than 176,000 during the quarter;

•	Depositor and other retail banking fees of $454 million, up 14 percent from the same period a year ago;

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•	A decline in nonperforming assets (NPAs) as a percentage of total assets to 0.82 percent from 0.90 percent at the end of the first quarter;

•	The opening of 50 new retail banking stores and six new home loan stores throughout the country. The company is on pace to open approximately 250 retail banking stores and 70 home loans stores in 2003 as it continues to expand its national franchise; and

•	A strong 19.25 percent return on average common equity.

“Building on first quarter’s momentum, Washington Mutual’s balanced business model continued to deliver strong results in the second quarter,” said Killinger. “Our record-breaking results reflect the strength of our underlying strategy of serving the broad middle market. We are extremely proud of the results that our talented employees have produced.”

SECOND QUARTER RESULTS

Net Interest Income

For the second quarter of 2003, net interest income held steady at $2.03 billion, virtually the same as in the first quarter of 2003. The continued strength in net interest income was the result of growth in average loans held for sale and home equity loan balances. As expected, the net interest margin in the current quarter declined to 3.30 percent, a decrease of 24 basis points from the second quarter of 2002, mainly due to the continued downward repricing of loans and securities from the higher interest rate environment of 2002.

Noninterest Income

Noninterest income increased 35 percent or $421 million from the second quarter of 2002 due to strong results in the home loan mortgage banking business.

Consumers continued to choose Washington Mutual to serve their financial needs, leading to an increase of more than 176,000 net retail checking accounts during the second quarter and an increase of over 820,000 net retail checking accounts year over year.

Depositor and other retail banking fees increased $34 million to $454 million, up 8 percent from $420 million in first quarter 2003 and increased $56 million, up 14 percent from $398 million in the second quarter of 2002.

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The company continues to make good progress in its expansion efforts in the New York/New Jersey retail banking market. Washington Mutual entered the market through the acquisition of Dime Bancorp and its 123-branch network last January. Since then, it has opened an additional 35 retail banking stores in the greater New York area and plans to add another 33 by the end of this year. From the beginning of July 2002 through the end of the second quarter this year, the company has acquired over 130,000 net retail checking accounts in that market, which represents a 37 percent increase in its New York/New Jersey retail checking account base year over year. In addition, Washington Mutual is now positioned number two in advertising awareness, and is the most recognized name in providing free checking.

In its home loan mortgage banking business, gain from mortgage loans increased 6 percent to a record $622 million, up from $587 million during the first quarter of 2003 and increased 183 percent from $220 million in the second quarter of 2002.

With interest rates remaining at near historic lows, high prepayment rates have reduced the value of the mortgage servicing asset; however, as in prior periods, the company’s risk management activities effectively mitigated the change in the MSR valuation.

Lending

Driven by continued strong demand for refinancing of home loan mortgages, Washington Mutual produced record loan volume of $120.32 billion for the quarter, up 108 percent from $57.78 billion in the second quarter of 2002 and up 13 percent from $106.62 billion in the first quarter of 2003.

Of the total loan volume in the second quarter, home loan volume totaled $108.16 billion, versus $50.17 billion in the same period a year ago and up 11 percent from $97.47 billion in the first quarter of 2003.

The portfolio of home equity loans and lines of credit has increased to $22.58 billion at June 30, 2003, or an increase of 12 percent from the March 31, 2003 balance of $20.11 billion.

Efficiency Ratio

For the quarter, the efficiency ratio was 52.49 percent compared with 49.91 percent in the first quarter of 2003 and 47.95 percent in the second quarter of 2002. Noninterest expense totaled $1.92 billion, which was up from $1.71 billion during the first quarter of 2003. A significant portion of this increase was due to additional temporary staffing required for the refinancing boom.

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Credit Risk Management

Credit quality continued to perform to the company’s expectations. For the quarter, nonperforming assets (NPAs) declined $187 million and as a percentage of total assets were 0.82 percent versus 0.90 percent at the end of the first quarter.

Overall portfolio trends remained stable-to-improving during the quarter. Charge offs increased from $95 million in the first quarter to $118 million in the current quarter, which were fully in line with expectations and historical performance.

Given the overall level of NPAs and management’s expectations, the provision for loan and lease losses was $118 million for the second quarter, compared with $125 million in the first quarter of the year.

Balance Sheet and Capital Management

Consolidated assets at June 30, 2003 were $283.20 billion, compared with $268.30 billion at December 31, 2002, which is an annualized growth rate of 11 percent. The company continues to expect asset growth of 5 to 10 percent in 2003.

At June 30, 2003, balances of transaction deposits, including checking, savings and money market deposits, represented 82 percent of total deposits, compared with 78 percent at December 31, 2002. Total deposits were $166.46 billion at the end of the second quarter, up from $155.52 billion at December 31, 2002.

Washington Mutual continues to manage its capital position by repurchasing its common stock. During the second quarter, the company repurchased 15.3 million shares of its common stock at an average price of $40.52. The company’s tangible common equity was 5.28 percent of total tangible assets at June 30, 2003.

In addition, the capital ratios of the company’s banking subsidiaries continued to exceed federal regulatory requirements for classification as “well-capitalized” institutions, the highest regulatory standard.

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Outlook

“Washington Mutual is well-positioned to achieve its business objectives while progressing toward our long-term goal of building the nation’s leading retailer of financial services to the broad middle market,” said Killinger. “Our credit profile is in very good shape and we have a strong management team and disciplined business strategies in place to execute on our goals. In short, we have built a very powerful and unique national franchise with excellent opportunities to grow organically in the future. We believe the prospects for delivering a superior return for shareholders over the long term are very good.”

Company Updates

•	Washington Mutual announced that it is extending its presence in Florida by opening 40 to 60 retail banking stores in the Tampa-St. Petersburg area starting in 2004. The company currently operates approximately 150 retail banking stores in Central and Southeast Florida.

•	The company opened 28 retail banking stores in Chicago on June 23, the first wave of 70 stores to be opened by year-end 2003.

•	Dividends on common stock are payable August 15, 2003 to shareholders of record as of July 31, 2003.

•	Michelle McCarthy, a 17-year veteran of the Deutsche Bank Group, joined Washington Mutual as Senior Vice President, Market Risk Management.

•	Washington Mutual was selected by Fortune magazine as one of the best companies for minorities, making the company one of only seven companies nationally to be recognized by the magazine in three areas: Best Companies to Work For, Best Companies for Minorities and Most Admired Companies.

•	Washington Mutual was also selected as one of Family Digest magazine’s “Best Companies for African Americans.”

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With a history dating back to 1889, Washington Mutual is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At June 30, 2003, Washington Mutual and its subsidiaries had assets of $283.20 billion. Washington Mutual currently operates more than 2,650 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual’s press releases are available at www.wamu.com.

A conference call to discuss the company’s financial results will be held on Wednesday, July 16, 2003, at 10:30 am EDT and will be hosted by Killinger and Tom Casey, executive vice president and chief financial officer. The conference call is available by telephone or on the Internet.

The telephone number for the conference call is 1-877-546-1566. Participants calling from outside the United States may dial 1-773-756-4600. The passcode “WaMu” is required to access the call. Via the internet, the conference call is available on the Investor Relations portion of the company’s web site at www.wamu.com/ir. A transcript of the prepared remarks will be on the company’s web site for 30 days following the call.

A recording of the conference call will be available after 1 p.m. EDT on Wednesday, July 16, 2003 through 11:59 p.m. EDT on Friday, July 25, 2003. The recorded message will be available at 1-888-566-0617. Callers from outside the United States may dial 1-402-998-0718.

Forward Looking Statement

These presentations contain forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in these presentations, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading “Factors That May Affect Future Results” in Washington Mutual’s 2002 Annual Report on Form 10-K and under the heading, “Cautionary Statements,” in Washington Mutual’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, which include: changes in general business and

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economic conditions may significantly affect our earnings; the risk that our inability to effectively manage the volatility of our mortgage banking business could adversely affect our earnings; a failure to effectively implement our business operations technology solutions could adversely affect our earnings and financial condition; competition from other financial services companies in our markets could adversely affect our ability to achieve our financial goals; and changes in the regulation of financial services companies could adversely affect our business.

# # #

Media Contact:	Alan Gulick (206) 377-3637 alan.gulick@wamu.net

Investor Contacts:	JoAnn DeGrande (206) 461-3186 joann.degrande@wamu.net Ruthanne King (206) 461-6421 ruthanne.king@wamu.net

WM - 1	Washington Mutual, Inc.
Consolidated Statements of Income
(dollars in millions, except per share data)
(unaudited)

	Quarter Ended			Six Months Ended

	June 30, 2003	Mar. 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Interest Income
Loans held for sale	$626	$589	$361	$1,216	$804
Loans held in portfolio	2,050	2,106	2,335	4,155	4,746
Available-for-sale securities	469	517	812	986	1,759
Other interest and dividend income	72	80	77	152	159

Total interest income	3,217	3,292	3,585	6,509	7,468
Interest Expense
Deposits	548	587	666	1,135	1,317
Borrowings	644	688	819	1,332	1,655

Total interest expense	1,192	1,275	1,485	2,467	2,972

Net interest income	2,025	2,017	2,100	4,042	4,496
Provision for loan and lease losses	118	125	160	243	335

Net interest income after provision for loan and lease losses	1,907	1,892	1,940	3,799	4,161
Noninterest Income
Home loan mortgage banking income (expense):
Loan servicing fees	593	613	560	1,206	1,100
Amortization of mortgage servicing rights	(1,032)	(969)	(504)	(2,000)	(983)
Mortgage servicing rights (impairment) recovery	(309)	37	(1,107)	(272)	(1,062)
Revaluation gain from derivatives	598	217	857	815	842
Net settlement income from certain interest-rate swaps	84	140	101	224	107
Gain from mortgage loans	622	587	220	1,210	471
Other home loan mortgage banking income, net	149	98	117	246	156

Total home loan mortgage banking income	705	723	244	1,429	631
Depositor and other retail banking fees	454	420	398	875	759
Securities fees and commissions	100	89	98	189	180
Insurance income	53	52	39	105	86
Portfolio loan related income	111	117	75	227	140
Gain (loss) from other available-for-sale securities	137	(5)	137	131	(161)
(Loss) gain on extinguishment of securities sold under agreements to repurchase	(49)	(87)	121	(136)	195
Other income	118	97	96	215	186

Total noninterest income	1,629	1,406	1,208	3,035	2,016
Noninterest Expense
Compensation and benefits	867	771	732	1,638	1,422
Occupancy and equipment	375	304	283	679	571
Telecommunications and outsourced information services	143	144	134	287	273
Depositor and other retail banking losses	50	52	48	102	98
Amortization of other intangible assets	15	16	17	31	34
Advertising and promotion	83	63	69	146	113
Professional fees	68	56	52	124	107
Other expense	317	303	251	619	490

Total noninterest expense	1,918	1,709	1,586	3,626	3,108

Income before income taxes	1,618	1,589	1,562	3,208	3,069
Income taxes	598	586	572	1,185	1,123

Net Income	$1,020	$1,003	$990	$2,023	$1,946

Net Income Attributable to Common Stock	$1,020	$1,003	$988	$2,023	$1,942

Net income per common share:
Basic	$1.12	$1.09	$1.04	$2.21	$2.04
Diluted	1.10	1.07	1.01	2.17	2.00
Dividends declared per common share	0.30	0.29	0.26	0.59	0.51
Basic weighted average number of common shares outstanding (in thousands)	910,921	921,084	954,662	915,974	951,177
Diluted weighted average number of common shares outstanding (in thousands)	929,386	934,889	974,153	932,109	968,717

WM - 2	Washington Mutual, Inc.

Consolidated Statements of Financial Condition

(dollars in millions, except per share data)

(unaudited)

	June 30, 2003	Dec. 31, 2002	June 30, 2002

Assets
Cash and cash equivalents	$7,388	$7,208	$4,709
Federal funds sold and securities purchased under resale agreements	2,085	2,015	314
Available-for-sale securities, total amortized cost of $43,309, $42,592 and $58,450:
Mortgage-backed securities	24,875	28,375	24,698
Investment securities	20,292	15,597	34,119
Loans held for sale	40,631	33,996	21,940
Loans held in portfolio	153,866	147,528	145,873
Allowance for loan and lease losses	(1,680)	(1,653)	(1,665)

Total loans held in portfolio, net of allowance for loan and lease losses	152,186	145,875	144,208
Investment in Federal Home Loan Banks	3,596	3,703	3,908
Mortgage servicing rights	4,598	5,341	6,489
Goodwill	6,253	6,270	6,220
Other assets	21,299	19,918	14,693

Total assets	$283,203	$268,298	$261,298

Liabilities
Deposits:
Noninterest-bearing deposits	$46,505	$37,515	$20,628
Interest-bearing deposits	119,952	118,001	108,441

Total deposits	166,457	155,516	129,069
Federal funds purchased and commercial paper	3,579	1,247	3,775
Securities sold under agreements to repurchase	22,964	16,717	32,069
Advances from Federal Home Loan Banks	46,127	51,265	58,321
Other borrowings	14,700	15,264	14,017
Other liabilities	8,315	8,155	4,348

Total liabilities	262,142	248,164	241,599
Redeemable preferred stock	—	—	102
Stockholders’ equity	21,061	20,134	19,597

Total liabilities, redeemable preferred stock, and stockholders’ equity	$283,203	$268,298	$261,298

Common shares outstanding at end of period (in thousands)(1)	924,238	944,047	974,188
Book value per common share(2)	$23.22	$21.74	$20.50
Tangible book value per common share(2)	16.45	15.06	14.04
Full-time equivalent employees at end of period	57,516	52,459	50,001

(1)	Includes 17,100,000 shares at June 30, 2003, and 18,000,000 shares at December 31, 2002 and June 30, 2002, held in escrow pending resolution of the Company’s asserted right to the return of such shares.
(2)	Excludes 17,100,000 shares at June 30, 2003, and 18,000,000 shares at December 31, 2002 and June 30, 2002, held in escrow pending resolution of the Company’s asserted right to the return of such shares.

WM - 3	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Six Months Ended

	June 30, 2003	June 30, 2002

Stockholders’ Equity Rollforward
Balance, beginning of period	$20,134	$14,063
Net income	2,023	1,946
Other comprehensive income, net of tax	211	231
Cash dividends declared on common stock	(539)	(496)
Cash dividends declared on redeemable preferred stock	-	(4)
Common stock repurchased and retired	(972)	(37)
Common stock issued for acquisitions	-	3,672
Fair value of Dime stock options	-	90
Common stock issued	204	132

Balance, end of period	$21,061	$19,597

WM - 4	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended

	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002

PROFITABILITY
Net interest income	$2,025	$2,017	$1,926	$1,919	$2,100
Net interest margin	3.30%	3.32%	3.25%	3.36%	3.54%
Noninterest income	$1,629	$1,406	$1,394	$1,380	$1,208
Noninterest expense	1,918	1,709	1,658	1,616	1,586
Net income	1,020	1,003	969	981	990
Net income per common share:
Basic	$1.12	$1.09	$1.05	$1.04	$1.04
Diluted	1.10	1.07	1.03	1.02	1.01
Dividends declared per common share	$0.30	$0.29	$0.28	$0.27	$0.26
Return on average assets	1.44%	1.43%	1.42%	1.50%	1.48%
Return on average common equity	19.25	19.44	18.34	18.79	20.37
Efficiency ratio(1)	52.49	49.91	49.94	48.99	47.95
ASSET QUALITY
Nonaccrual loans(2)	$1,996	$2,166	$2,257	$2,188	$2,232
Foreclosed assets	317	334	336	309	274
Total nonperforming assets	2,313	2,500	2,593	2,497	2,506
Nonperforming assets/total assets	0.82%	0.90%	0.97%	0.95%	0.96%
Restructured loans	$89	$99	$98	$112	$119
Total nonperforming assets and restructured loans	2,402	2,599	2,691	2,609	2,625
Allowance for loan and lease losses	1,680	1,680	1,653	1,705	1,665
Allowance as a percentage of total loans held in portfolio	1.09%	1.12%	1.12%	1.15%	1.14%
Provision for loan and lease losses	$118	$125	$125	$135	$160
Net charge-offs	118	95	108	88	116
CAPITAL ADEQUACY
Stockholders’ equity/total assets	7.44%	7.47%	7.50%	7.68%	7.50%
Tangible common equity(3)/total tangible assets(3)	5.28	5.29	5.29	5.27	5.28
Estimated total risk-based capital/risk-weighted assets(4)	11.72	11.73	11.57	11.16	12.32
SUPPLEMENTAL DATA
Average balance sheet:
Loans held for sale	$46,727	$42,327	$37,322	$25,740	$22,211
Loans held in portfolio	151,489	148,382	149,173	146,160	146,668
Interest-earning assets	246,021	241,690	237,842	229,364	236,504
Total assets	284,118	280,850	273,729	261,170	266,849
Interest-bearing deposits	120,144	119,056	116,177	111,408	108,231
Noninterest-bearing deposits	43,536	38,851	32,375	24,065	22,417
Stockholders’ equity	21,193	20,633	21,121	20,872	19,401
Period-end balance sheet:
Loans held for sale	40,631	44,014	33,996	29,508	21,940
Loans held in portfolio, net of allowance for loan and lease losses	152,186	148,877	145,875	146,157	144,208
Interest-earning assets	245,345	242,451	231,214	230,167	230,852
Assets	283,203	276,970	268,298	262,631	261,298
Interest-bearing deposits	119,952	119,394	118,001	112,969	108,441
Noninterest-bearing deposits	46,505	40,478	37,515	27,639	20,628
Stockholders’ equity	21,061	20,687	20,134	20,178	19,597

(1)	The efficiency ratio is defined as noninterest expense, divided by total revenue (net interest income and noninterest income).
(2)	Excludes nonaccrual loans held for sale.
(3)	Excludes unrealized net gain/loss on available-for-sale securities and derivatives, goodwill and intangible assets but includes MSR.
(4)	Estimate of what the total risk-based capital ratio would be if Washington Mutual, Inc. was a bank holding company that complies with Federal Reserve Board capital requirements.

WM - 5	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Quarter Ended

	June 30, 2003			Mar. 31, 2003			June 30, 2002
	Balance	Rate	Interest Income/ Expense	Balance	Rate	Interest Income/ Expense	Balance	Rate	Interest Income/ Expense

Average Balances and Weighted Average Interest Rates
Assets
Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$3,448	1.29%	$11	$5,132	1.25%	$16	$1,995	1.89%	$10
Available-for-sale securities(1):
Mortgage-backed securities	24,087	5.22	314	26,209	5.30	347	22,471	5.96	335
Investment securities	14,969	4.15	155	14,989	4.55	170	38,436	4.97	477
Loans held for sale(2)	46,727	5.36	626	42,327	5.57	589	22,211	6.50	361
Loans held in portfolio(2):
Loans secured by real estate:
Home loans	83,426	4.95	1,033	83,105	5.21	1,083	86,315	6.02	1,299
Purchased specialty mortgage finance	10,475	5.50	144	10,075	5.95	150	9,028	6.39	144

Total home loans	93,901	5.01	1,177	93,180	5.29	1,233	95,343	6.05	1,443
Home construction loans:
Builder (3)	1,103	4.77	13	1,056	5.03	13	1,379	6.15	21
Custom (4)	927	7.48	17	920	7.75	18	893	8.58	19
Home equity loans and lines of credit:
Banking subsidiaries	19,238	5.13	246	17,247	5.43	234	12,819	6.01	193
Washington Mutual Finance	2,041	11.77	60	1,958	11.94	58	2,116	12.16	64
Multi-family	19,036	5.34	255	18,476	5.66	262	17,425	5.98	261
Other real estate	7,306	6.25	114	7,747	6.34	122	8,410	6.71	142

Total loans secured by real estate	143,552	5.25	1,882	140,584	5.52	1,940	138,385	6.19	2,143
Consumer:
Banking subsidiaries	1,253	8.93	28	1,343	8.90	30	2,719	9.31	63
Washington Mutual Finance	1,732	19.61	85	1,720	19.30	83	1,702	18.68	79
Commercial business	4,952	4.38	55	4,735	4.47	53	3,862	5.13	50

Total loans held in portfolio	151,489	5.41	2,050	148,382	5.68	2,106	146,668	6.37	2,335
Other	5,301	4.61	61	4,651	5.56	64	4,723	5.67	67

Total interest-earning assets	246,021	5.23	3,217	241,690	5.45	3,292	236,504	6.06	3,585
Noninterest-earning assets:
Mortgage servicing rights	4,754			5,456			7,828
Goodwill	6,253			6,267			6,152
Other	27,090			27,437			16,365

Total assets	$284,118			$280,850			$266,849

Liabilities
Interest-bearing liabilities:
Deposits:
Interest-bearing checking	$60,597	1.74	262	$58,222	1.92	276	$36,991	2.65	245
Savings accounts and money market deposit accounts	28,229	0.98	69	27,968	1.07	74	32,249	1.51	122
Time deposit accounts	31,318	2.77	217	32,866	2.93	237	38,991	3.09	299

Total interest-bearing deposits	120,144	1.83	548	119,056	2.00	587	108,231	2.47	666
Federal funds purchased and commercial paper	3,843	1.37	13	2,385	1.42	9	3,562	1.96	17
Securities sold under agreements to repurchase	20,040	2.66	134	20,371	2.76	140	35,812	2.44	218
Advances from Federal Home Loan Banks	51,916	2.56	334	55,844	2.72	378	59,651	2.75	410
Other	14,898	4.37	163	15,487	4.16	161	13,976	4.98	174

Total interest-bearing liabilities	210,841	2.26	1,192	213,143	2.41	1,275	221,232	2.69	1,485
Noninterest-bearing sources:
Noninterest-bearing deposits	43,536			38,851			22,417
Other liabilities	8,548			8,223			3,799
Stockholders’ equity	21,193			20,633			19,401

Total liabilities and stockholders’ equity	$284,118			$280,850			$266,849

Net interest spread and net interest income		2.97	$2,025		3.04	$2,017		3.37	$2,100

Impact of noninterest-bearing sources		0.33			0.28			0.17
Net interest margin		3.30			3.32			3.54

(1)	The average balance and yield are based on average amortized cost balances.
(2)	Nonaccrual loans were included in the average loan amounts outstanding.
(3)	Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.
(4)	Represents construction loans made directly to the intended occupant of a single-family residence.

14

WM - 6	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Six Months Ended

	June 30, 2003			June 30, 2002
	Balance	Rate	Interest Income/ Expense	Balance	Rate	Interest Income/ Expense

Average Balances and Weighted Average Interest Rates
Assets
Interest-earning assets:
Federal funds sold and securities purchased under resale agreements	$4,286	1.27%	$27	$1,569	1.79%	$14
Available-for-sale securities(1):
Mortgage-backed securities	25,142	5.26	661	23,852	5.66	676
Investment securities	14,979	4.35	325	43,822	4.96	1,083
Loans held for sale(2)	44,539	5.46	1,216	24,712	6.51	804
Loans held in portfolio(2):
Loans secured by real estate:
Home loans	83,255	5.08	2,116	87,255	6.10	2,661
Purchased specialty mortgage finance	10,286	5.72	294	8,785	6.64	292

Total home loans	93,541	5.15	2,410	96,040	6.15	2,953
Home construction loans:
Builder (3)	1,080	4.90	27	1,473	6.09	44
Custom (4)	923	7.61	35	911	8.14	37
Home equity loans and lines of credit:
Banking subsidiaries	18,248	5.28	480	11,966	6.01	360
Washington Mutual Finance	2,004	11.91	118	2,106	12.05	127
Multi-family	18,758	5.50	516	17,483	6.16	539
Other real estate	7,525	6.30	237	8,417	6.88	289

Total loans secured by real estate	142,079	5.39	3,823	138,396	6.29	4,349
Consumer:
Banking subsidiaries	1,293	8.94	57	2,784	9.32	130
Washington Mutual Finance	1,728	19.57	168	1,715	18.59	159
Commercial business	4,844	4.42	107	4,202	5.12	108

Total loans held in portfolio	149,944	5.55	4,155	147,097	6.45	4,746
Other	4,978	5.05	125	4,737	6.15	145

Total interest-earning assets	243,868	5.34	6,509	245,789	6.08	7,468
Noninterest-earning assets:
Mortgage servicing rights	5,103			7,419
Goodwill	6,259			5,875
Other	27,246			16,468

Total assets	$282,476			$275,551

Liabilities
Interest-bearing liabilities:
Deposits:
Interest-bearing checking	$59,416	1.83	538	$30,468	2.70	407
Savings accounts and money market deposit accounts	28,056	1.03	143	33,771	1.54	262
Time deposit accounts	32,088	2.85	454	40,504	3.20	648

Total interest-bearing deposits	119,560	1.91	1,135	104,743	2.52	1,317
Federal funds purchased and commercial paper	3,118	1.42	22	4,558	1.94	45
Securities sold under agreements to repurchase	20,205	2.71	274	44,582	1.95	431
Advances from Federal Home Loan Banks	53,869	2.64	712	62,461	2.69	833
Other	15,208	4.26	324	14,066	4.96	346

Total interest-bearing liabilities	211,960	2.34	2,467	230,410	2.59	2,972
Noninterest-bearing sources:
Noninterest-bearing deposits	41,249			22,526
Other liabilities	8,369			3,669
Stockholders’ equity	20,898			18,946

Total liabilities and stockholders’ equity	$282,476			$275,551

Net interest spread and net interest income		3.00	$4,042		3.49	$4,496

Impact of noninterest-bearing sources		0.31			0.16
Net interest margin		3.31			3.65

(1)	The average balance and yield are based on average amortized cost balances.
(2)	Nonaccrual loans were included in the average loan amounts outstanding.
(3)	Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.
(4)	Represents construction loans made directly to the intended occupant of a single-family residence.

WM - 7	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Quarter Ended			Six Months Ended

	June 30, 2003	Mar. 31, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Loan Volume
Home loans:
Adjustable rate	$24,847	$23,431	$16,093	$48,278	$32,701
Fixed rate	78,650	69,510	30,999	148,160	70,230
Specialty mortgage finance (1)	4,658	4,529	3,074	9,187	6,201

Total home loan volume	108,155	97,470	50,166	205,625	109,132
Home construction loans:
Builder (2)	606	477	519	1,083	885
Custom (3)	273	163	206	436	354
Home equity loans and lines of credit:
Banking subsidiaries	7,152	5,196	3,679	12,348	7,159
Washington Mutual Finance	287	287	349	574	591
Multi-family	2,022	1,797	1,242	3,819	2,106
Other real estate	595	281	324	876	668

Total loans secured by real estate	119,090	105,671	56,485	224,761	120,895
Consumer:
Banking subsidiaries	61	59	231	120	469
Washington Mutual Finance	462	424	471	886	873
Commercial business	709	466	592	1,175	1,229

Total loan volume	$120,322	$106,620	$57,779	$226,942	$123,466

Loan Volume by Channel
Originated	$73,711	$61,288	$39,667	$134,999	$83,205
Purchased/Correspondent	46,611	45,332	18,112	91,943	40,261

Total loan volume by channel	$120,322	$106,620	$57,779	$226,942	$123,466

Refinancing Activity (4)
Home loan refinancing	$81,511	$72,448	$27,160	$153,959	$67,250
Home construction loans	13	12	15	25	28
Home equity loans and lines of credit and consumer	1,203	693	687	1,896	1,328
Multi-family and other real estate	893	707	536	1,600	858

Total refinancing	$83,620	$73,860	$28,398	$157,480	$69,464

Home Loan Volume by Index:
Short-term adjustable-rate mortgages:
Treasury indices	$5,510	$4,539	$5,002	$10,049	$11,482
COFI	198	249	1,444	447	2,172
Other	223	218	122	441	212

Total short-term adjustable-rate mortgages	5,931	5,006	6,568	10,937	13,866
Medium-term adjustable-rate mortgages	22,070	21,530	12,317	43,600	24,149
Fixed-rate mortgages	80,154	70,934	31,281	151,088	71,117

Total home loan volume	$108,155	$97,470	$50,166	$205,625	$109,132

(1)	Represents purchased subprime loan portfolios and mortgages originated by Long Beach Mortgage.
(2)	Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.
(3)	Represents construction loans made directly to the intended occupant of a single-family residence.
(4)	Includes loan refinancing entered into by both new and pre-existing loan customers.

WM - 8	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Change from Mar. 31, 2003 to June 30, 2003	June 30, 2003	Mar. 31, 2003	June 30, 2002

Loans by Property Type and Mortgage-Backed Securities (“MBS”)
Loans held in portfolio:
Loans secured by real estate:
Home loans	$94	$83,839	$83,745	$84,896
Purchased specialty mortgage finance	232	10,836	10,604	8,808

Total home loans	326	94,675	94,349	93,704
Home construction loans:
Builder(1)	74	1,121	1,047	1,236
Custom(2)	37	963	926	897
Home equity loans and lines of credit:
Banking subsidiaries	2,416	20,505	18,089	13,553
Washington Mutual Finance	56	2,073	2,017	2,229
Multi-family	864	19,482	18,618	17,567
Other real estate	(228)	7,122	7,350	8,379

Total loans secured by real estate	3,545	145,941	142,396	137,565
Consumer:
Banking subsidiaries	(73)	1,207	1,280	2,664
Washington Mutual Finance	25	1,743	1,718	1,706
Commercial business	(188)	4,975	5,163	3,938

Total loans held in portfolio	3,309	153,866	150,557	145,873
Less: allowance for loan and lease losses	-	(1,680)	(1,680)	(1,665)
Loans securitized and retained as MBS	(893)	22,776	23,669	19,344

Total net loans held in portfolio and loans securitized and retained as MBS	2,416	174,962	172,546	163,552
Loans held for sale(3)	(3,383)	40,631	44,014	21,940

Total net loans and loans securitized and retained as MBS	(967)	215,593	216,560	185,492
Purchased MBS	(1,000)	2,099	3,099	5,354

Total net loans and MBS	$(1,967)	$217,692	$219,659	$190,846

(1)	Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.
(2)	Represents construction loans made directly to the intended occupant of a single-family residence.
(3)	Fair value of loans held for sale was $40.63 billion, $44.02 billion and $21.95 billion as of June 30, 2003, March 31, 2003 and June 30, 2002.

WM - 9	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Change from Mar. 31, 2003 to June 30, 2003	June 30, 2003		% of total	Mar. 31, 2003		% of total	June 30, 2002		% of total

Loans Secured by Real Estate and MBS
Short-term adjustable-rate loans and MBS:
COFI	$(2,198)	$24,065		12%	$26,263		12%	$31,293		17%
Treasury indices	2,694	47,001		22	44,307		21	37,527		20
Other	773	30,401	(1)	14	29,628	(1)	14	23,749	(1)	13

Total short-term adjustable-rate loans and MBS	1,269	101,467		48	100,198		47	92,569		50
Medium-term adjustable-rate loans and MBS	(426)	53,068		25	53,494		25	49,835		27
Fixed-rate loans	(2,945)	52,870		25	55,815		26	37,211		20
Fixed-rate MBS	403	3,938		2	3,535		2	4,511		3

Total loans secured by real estate and MBS	$(1,699)	$211,343		100%	$213,042		100%	$184,126		100%

(1)	The balance included the following amount of securities retained which bear COFI to LIBOR basis risk (dollars in billions):

June 30, 2003:	$2.8
Mar. 31, 2003:	2.8
June 30, 2002:	2.8

	Mar. 31, 2003 to June 30, 2003	Dec. 31, 2002 to June 30, 2003

Rollforward of Loans Held for Sale
Balance, beginning of period	$44,014	$33,996
Loans originated and purchased	94,708	177,282
Loans sold and other	(98,091)	(170,647)

Balance, end of period	$40,631	$40,631

Rollforward of Loans Held in Portfolio
Balance, beginning of period	$150,557	$147,528
Loans originated and purchased	25,614	49,660
Loan payments and other	(22,305)	(43,322)

Balance, end of period	$153,866	$153,866

WM - 10	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Mar. 31, 2003 to June 30, 2003	Dec. 31, 2002 to June 30, 2003

Rollforward of Mortgage Servicing Rights (“MSR”)(1)
Balance, beginning of period	$5,210	$5,341
Home loans:
Additions	976	1,915
Amortization	(1,032)	(2,000)
Impairment	(309)	(272)
Sales of MSR	(247)	(388)
Net change in commercial real estate MSR	—	2

Balance, end of period(2)	$4,598	$4,598

Rollforward of Valuation Allowance for MSR Impairment
Balance, beginning of period	$3,864	$4,521
Impairment	309	272
Other than temporary impairment	(579)	(1,115)
Sales of MSR	(150)	(234)

Balance, end of period	$3,444	$3,444

Rollforward of Loans Serviced for Others
Balance, beginning of period	$591,917	$604,504
Home loans:
Additions	105,992	185,508
Sales of servicing	(2,960)	(2,960)
Loan payments and other	(110,867)	(203,423)
Net change in commercial real estate loans serviced for others	(259)	194

Balance, end of period	$583,823	$583,823

		June 30, 2003 Balance
Total Servicing Portfolio
Loans serviced for others		$583,823
Servicing on retained MBS		4,293
Servicing on owned loans		180,377
Subservicing portfolio		2,453

Total servicing portfolio		$770,946

	June 30, 2003
	Unpaid Principal Balance	Weighted Average Servicing Fee
Loans Serviced for Others by Loan Type		(in basis points, annualized)
Government	$74,618	53
Agency	387,922	30
Private	106,449	40
Specialty home loans	14,834	50

Total loans serviced for others(3)	$583,823	36

(1)	Net of valuation allowance.
(2)	At June 30, 2003, aggregate mortgage servicing rights fair value was $4.63 billion.
(3)	Weighted average coupon (annualized) was 6.44% at June 30, 2003.

WM - 11	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	Quarter Ended

	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002

Home Loan Mortgage Banking Income (Expense)
Loan servicing fees	$593	$613	$628	$508	$560
Loan subservicing fees	7	5	14	34	38
Amortization of mortgage servicing rights	(1,032)	(969)	(920)	(713)	(504)
Mortgage servicing rights (impairment) recovery	(309)	37	(308)	(1,849)	(1,107)
Other, net	(168)	(137)	(134)	(97)	(78)

Net home loan servicing income (expense)	(909)	(451)	(720)	(2,117)	(1,091)
Revaluation gain (loss) from derivatives:
Mortgage servicing rights risk management	745	412	109	1,694	857
Other mortgage banking risk management	(147)	(195)	(128)	—	—

Total revaluation gain (loss) from derivatives	598	217	(19)	1,694	857
Net settlement income from certain interest-rate swaps	84	140	158	116	101
Gain from mortgage loans(1)	622	587	392	418	220
GNMA pool buy-out income	219	154	119	109	78
Loan related income	91	75	76	60	61
Gain (loss) from sale of originated mortgage-backed securities	—	1	15	(1)	18

Total home loan mortgage banking income	705	723	21	279	244

Impact of other mortgage servicing rights risk management instruments(2):
Gain from certain available-for-sale securities	140	—	407	388	—
Gain on extinguishment of securities sold under agreements to repurchase	—	—	—	136	121

Total home loan mortgage banking income, net of other mortgage servicing rights risk management instruments	$845	$723	$428	$803	$365

				Six Months Ended

				June 30, 2003	June 30, 2002

Home Loan Mortgage Banking Income (Expense)
Loan servicing fees				$1,206	$1,100
Loan subservicing fees				12	53
Amortization of mortgage servicing rights				(2,000)	(983)
Mortgage servicing rights impairment				(272)	(1,062)
Other, net				(306)	(140)

Net home loan servicing expense				(1,360)	(1,032)
Revaluation gain (loss) from derivatives:
Mortgage servicing rights risk management				1,157	842
Other mortgage banking risk management				(342)	—

Total revaluation gain from derivatives				815	842
Net settlement income from certain interest-rate swaps				224	107
Gain from mortgage loans(1)				1,210	471
GNMA pool buy-out income				373	91
Loan related income				166	132
Gain from sale of originated mortgage-backed securities				1	20

Total home loan mortgage banking income				1,429	631

Impact of other mortgage servicing rights risk management instruments(2):
Gain from certain available-for-sale securities				140	—
Gain on extinguishment of securities sold under agreements to repurchase				—	121

Total home loan mortgage banking income, net of other mortgage servicing rights risk management instruments				$1,569	$752

(1)	The Company’s policy of recording the fair value of rate lock commitments on its Consolidated Statements of Financial Condition has the effect of recognizing gain from mortgage loans before the loans are sold. Rate lock commitment volume, adjusted for actual and anticipated fallout factors, totaled $101.08 billion and $194.74 billion for the three and six months ended June 30, 2003.
(2)	Includes only instruments designated for mortgage servicing rights risk management and does not include the effects of instruments held for asset/liability risk management.

WM - 12	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	June 30, 2003	Dec. 31, 2002	June 30, 2002

Deposits
Deposits:
Checking accounts:
Interest-bearing	$61,440	$56,132	$41,509
Noninterest-bearing	43,702	35,730	20,402

Total checking accounts	105,142	91,862	61,911
Savings and money market deposit accounts	30,650	29,886	31,045
Time deposit accounts(1)	30,665	33,768	36,113

Total deposits(2)	$166,457	$155,516	$129,069

(1)	Weighted average remaining maturity of time deposits was 16 months at June 30, 2003, 15 months at December 31, 2002 and 14 months at June 30, 2002.
(2)	Includes custodial and escrow deposits of $32.95 billion at June 30, 2003, $25.90 billion at December 31, 2002 and $9.44 billion at June 30, 2002.

	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002

Retail Checking Accounts(1)
Accounts, beginning of period	7,461,320	7,258,555	7,091,568	6,817,543	6,536,635
Net accounts opened during the quarter	176,594	202,765	166,987	274,025	280,908

Accounts, end of period	7,637,914	7,461,320	7,258,555	7,091,568	6,817,543

(1)	Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar amounts.

WM - 13	Washington Mutual, Inc.
Selected Financial Information
(dollars in millions)
(unaudited)

	Quarter Ended

	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002

Allowance for Loan and Lease Losses
Balance, beginning of quarter	$1,680	$1,653	$1,705	$1,665	$1,621
Allowance transferred to loans held for sale	—	(3)	(17)	(7)	—
Allowance for certain loan commitments	—	—	(52)	—	—
Provision for loan and lease losses	118	125	125	135	160

	1,798	1,775	1,761	1,793	1,781
Loans charged off:
Loans secured by real estate:
Home loans	(9)	(15)	(23)	(9)	(11)
Purchased specialty mortgage finance	(9)	(10)	(7)	(9)	(8)

Total home loan charge-offs	(18)	(25)	(30)	(18)	(19)
Home equity loans and lines of credit:
Banking subsidiaries	(4)	(4)	(9)	(3)	(1)
Washington Mutual Finance	(1)	(3)	(4)	(2)	(3)
Multi-family	—	—	—	(1)	—
Other real estate	(21)	(10)	(5)	(11)	(32)

Total loans secured by real estate	(44)	(42)	(48)	(35)	(55)
Consumer:
Banking subsidiaries	(18)	(17)	(16)	(15)	(20)
Washington Mutual Finance	(42)	(40)	(43)	(42)	(44)
Commercial business	(31)	(14)	(20)	(17)	(19)

Total loans charged off	(135)	(113)	(127)	(109)	(138)
Recoveries of loans previously charged off:
Loans secured by real estate:
Home loans	2	—	—	2	—
Purchased specialty mortgage finance	1	1	—	—	—
Multi-family	—	—	—	1	—
Other real estate	2	4	5	6	1

Total loans secured by real estate	5	5	5	9	1
Consumer:
Banking subsidiaries	3	3	5	3	3
Washington Mutual Finance	6	6	4	5	5
Commercial business	3	4	5	4	13

Total recoveries of loans previously charged off	17	18	19	21	22

Net charge-offs	(118)	(95)	(108)	(88)	(116)

Balance, end of quarter	$1,680	$1,680	$1,653	$1,705	$1,665

Net charge offs (annualized) as a percentage of average loans held in portfolio	0.31%	0.26%	0.29%	0.24%	0.32%
Allowance as a percentage of total loans held in portfolio	1.09	1.12	1.12	1.15	1.14

WM - 14	Washington Mutual, Inc.

Selected Financial Information

(dollars in millions)

(unaudited)

	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002

Nonperforming Assets and Restructured Loans
Nonaccrual loans(1):
Home loans	$804	$954	$1,068	$1,117	$1,136
Purchased specialty mortgage finance	483	479	438	358	359

Total home loan nonaccrual loans	1,287	1,433	1,506	1,475	1,495
Home construction loans:
Builder(2)	31	38	42	48	44
Custom(3)	9	9	7	6	8
Home equity loans and lines of credit:
Banking subsidiaries	49	44	36	35	35
Washington Mutual Finance	41	41	37	35	31
Multi-family	54	49	50	58	64
Other real estate	369	402	413	356	371

Total nonaccrual loans secured by real estate	1,840	2,016	2,091	2,013	2,048
Consumer:
Banking subsidiaries	13	10	18	13	13
Washington Mutual Finance	64	67	69	76	75
Commercial business	79	73	79	86	96

Total nonaccrual loans held in portfolio	1,996	2,166	2,257	2,188	2,232
Foreclosed assets	317	334	336	309	274

Total nonperforming assets	$2,313	$2,500	$2,593	$2,497	$2,506
As a percentage of total assets	0.82%	0.90%	0.97%	0.95%	0.96%
Restructured loans	$89	$99	$98	$112	$119

Total nonperforming assets and restructured loans	$2,402	$2,599	$2,691	$2,609	$2,625

(1)	Excludes nonaccrual loans held for sale of $73 million at June 30, 2003. Prior periods also reflect the exclusion of nonaccrual loans held for sale of $72 million, $119 million, $105 million and $114 million at March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002. Loans held for sale are accounted for at lower of aggregate cost or market value, with valuation changes included as adjustments to gain from mortgage loans.
(2)	Represents loans to builders for the purpose of financing the acquisition, development and construction of single-family residences for sale.
(3)	Represents construction loans made directly to the intended occupant of a single-family residence.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON MUTUAL, INC.

Date: July 15, 2003	By:	/s/ Fay L. Chapman
Fay L. Chapman Senior Executive Vice President and General Counsel